Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Third Quarter 2009 Results

MOUNTAIN VIEW, Calif. — October 22, 2009— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to acute healthcare facilities, today announced results for its third quarter ended September 30, 2009.

GAAP results: Revenue for the third quarter of 2009 was $54.0 million, up $1.3 million or 2.5% from the second quarter of 2009, and down $10.4 million or 16.1% from the third quarter of 2008.

Third quarter 2009 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $0.9 million, or $0.03 per diluted share. This compares to net income of $0.9 million, or $0.03 per diluted share in the second quarter of 2009 and net income of $2.9 million, or $0.09 per diluted share in the third quarter of 2008.

Non-GAAP results: Excluding the impact on our results of recording $2.4 million in stock-based compensation expense related to ASC 718, “Stock Compensation” (formerly referred to as SFAS No. 123R), non-GAAP net income was $3.3 million for the third quarter of 2009, or $0.10 per diluted share. This compares to non-GAAP net income of $3.3 million, or $0.10 per diluted share for the second quarter of 2009, which excludes $2.4 million in stock compensation expense.  Third quarter 2009 results compare to non-GAAP net income of $5.7 million, or $0.18 per diluted share for the third quarter of 2008.

I am pleased with our performance in the third quarter,” said Randall Lipps, Omnicell President, Chairman and CEO. “The marketplace has reacted favorably to our steady expansion of patient safety and workflow management solutions. In the third quarter we began shipping our latest major software release, Omnicell 14.0, which gives our customers enhanced operating room anesthesia solutions and introduces our new proprietary Anywhere RN technology, which allows Omnicell cabinet transactions to be managed by nurses from virtually any workstation in the hospital, saving time and increasing efficiency in medication management. In addition, we are in the midst of going live at several large hospitals in both the domestic and international markets. Our solutions continue to attract new and existing customers who are committed to having the safest and most effective automation capabilities in their facilities, such as Barnes-Jewish Hospital-a US News and World Report Top Hospital and Missouri’s largest-to implement the Omnicell OptiFlex point-of-use supply solution in their operating rooms and cath labs.

Omnicell Conference Call Information

Omnicell will hold a conference call today at 1:30 p.m. PDT to discuss third quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 20153924. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 2:30 p.m. PDT and will be available until 8:59 p.m. PDT on October 30. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, conference code # 20153924.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell medication-use product lines include solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, the tightening in the credit market, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to grow product backlog, retain key personnel, cut expenses, manage future changes in revenue levels, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share.  These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, earnings per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of ASC 718.  We recognize equity plan-related compensation expenses, which represents the fair value of all stock-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation”.

b) Restructuring charges (net of tax).  We incurred charges for employee severance in connection with a reduction in force in the first quarter of 2009, which was designed to align our cost structure with current business expectations.  These charges are not expected to be recurring and, as a non-recurring event, the financial impact is excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why stock-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While stock-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 stock-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of stock-based compensation, under ASC 718, are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to stock-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

OMCL-E

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues:
Product	$42,854	$41,983	$54,294	$127,221	$159,580
Services and other revenues	11,103	10,660	10,051	31,583	30,230
Total revenue	53,957	52,643	64,345	158,804	189,810

Cost of revenues:
Cost of product revenues	20,087	19,175	24,940	59,542	73,259
Cost of services and other revenues	6,621	6,539	6,642	20,055	19,083
Restructuring charges	—	—	—	1,209	—
Total cost of revenues	26,708	25,714	31,582	80,806	92,342

Gross profit	27,249	26,929	32,763	77,998	97,468
Operating expenses:
Research and development	4,981	4,574	4,685	13,532	13,939
Selling, general, and administrative	21,324	21,038	23,862	63,861	69,947
Restructuring charges	—	—	—	1,315	—
Total operating expenses	26,305	25,612	28,547	78,708	83,886
Income (loss) from operations	944	1,317	4,216	(710)	13,582
Other income and expense, net	56	194	673	433	2,804
Income (loss) before provision for (benefit from) income taxes	1,000	1,511	4,889	(277)	16,386
Provision for (benefit from) income taxes	146	607	1,975	(165)	6,985
Net income (loss)	$854	$904	$2,914	$(112)	$9,401

Net income (loss) per share:
Basic	$0.03	$0.03	$0.09	$—	$0.29
Diluted	$0.03	$0.03	$0.09	$—	$0.28

Weighted average shares outstanding:
Basic	31,704	31,578	31,128	31,578	32,345
Diluted	32,380	31,961	32,138	31,578	33,498

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$146,312	$120,439
Accounts receivable, net	58,779	57,976
Inventories	10,445	12,957
Prepaid expenses	9,451	9,310
Deferred tax assets	14,871	14,871
Other current assets	6,083	9,434
Total current assets	245,941	224,987

Property and equipment, net	13,128	16,180
Non-current net investment in sales-type leases	9,470	10,896
Goodwill	24,982	24,982
Other intangible assets	4,847	6,706
Non-current deferred tax assets	15,730	15,889
Other assets	8,938	8,902
Total assets	$323,036	$308,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,430	$9,377
Accrued compensation	7,621	8,889
Accrued liabilities	11,585	10,357
Deferred service revenue	14,359	12,084
Deferred gross profit	16,649	16,648
Total current liabilities	60,644	57,355

Long-term deferred service revenue	17,181	16,782
Other long-term liabilities	752	848
Total liabilities	78,577	74,985

Stockholders’ equity:
Total stockholders’ equity	244,459	233,557

Total liabilities and stockholders’ equity	$323,036	$308,542

(1) Information derived from our December 31, 2008 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	September 30, 2009		June 30, 2009		September 30, 2008
	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted	Net income	Earnings per share- diluted
GAAP	$854	$0.03	$904	$0.03	$2,914	$0.09
Non-GAAP Adjustments:
ASC 718 adjustment (a)
Gross Margin	360		287		400
Operating Expenses	2,053		2,087		2,368
	2,413	0.07	2,374	0.07	2,768	0.09

Non-GAAP	$3,267	$0.10	$3,278	$0.10	$5,682	$0.18

	Nine months ended
	September 30, 2009		September 30, 2008
	Net income (loss)	Earnings (loss) per share - diluted	Net income	Earnings per share- diluted
GAAP	$(112)	$—	$9,401	$0.28
Non-GAAP Adjustments:
ASC 718 adjustment (a)
Gross Margin	1,025		1,326
Operating Expenses	6,246		7,442
Restructuring cost (net of tax) (b)
Gross profit	735
Operating expenses	799
	8,805	0.28	8,768	0.26

Non-GAAP	$8,693	$0.28	$18,169	$0.54

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 (formerly referred to as SFAS No. 123R) for the periods shown.

(b) This is the net of tax impact of the restructuring activities executed during the first quarter of 2009.